SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

_______________________

P. H. Glatfelter Company
(Exact name of registrant as specified in its charter)

_______________________

Pennsylvania	001-03560	23-0628360
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 225-4711

(Former name or former address, if changed since last report.)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2018, P. H. Glatfelter Company, a Pennsylvania corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Spartan Paper LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which the Company agreed to sell its Specialty Paper Business Unit to the Purchaser (the “Acquisition”).  Pursuant to the Purchase Agreement, the Purchaser has agreed to pay a base purchase price of $360,000,000, subject to a customary working capital adjustment mechanism and reduction to reflect the retiree medical obligations and obligations under non-qualified pension plans (currently estimated to be approximately $40,000,000 at closing) to be assumed by the Purchaser.  The Purchaser is a newly formed company affiliated with Lindsay Goldberg LLC.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions.

The completion of the Acquisition is subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  Completion of the Acquisition is not subject to any financing contingency.

Either party may terminate the Purchase Agreement if the Acquisition has not closed by February 21, 2019.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Purchase Agreement, provided that the Acquisition closes in 2018, employees of the Company who agree to transfer to the Purchaser following the completion of the Acquisition and who are eligible for a short-term incentive payment under certain of the Company’s annual incentive plans will be eligible to receive a pro-rata portion of the bonus earned in respect of 2018, based on actual performance through closing of the Acquisition. In connection with the foregoing, Timothy Hess, Senior Vice President & Business Unit President of the Specialty Paper Business Unit, will receive a pro-rata bonus in respect of the P. H. Glatfelter Amended and Restated 2005 Management Incentive Plan, provided that the Acquisition closes in 2018.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

Exhibit 2.1	Asset Purchase Agreement, dated as of August 21, 2018, by and between P. H. Glatfelter Company and Spartan Paper LLC.*

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

P. H. Glatfelter Company

By	/s/ Kent K. Matsumoto
	Name:	Kent K. Matsumoto
	Title:	Vice President, General Counsel and Corporate Secretary

Date:  August 22, 2018

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of August 21, 2018, by and between P. H. Glatfelter Company and Spartan Paper LLC.*

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.